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                                  Exhibit 12



                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES


     The computation of the ratio of income to fixed charges is set forth in
Note 11 of Notes to Consolidated Financial Statements on page 38 of the Form
10-Q.